UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2012

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10253	41-1591444
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, Minnesota 55391-1693

(Address of principal executive offices) (Zip Code)

(952) 745-2760

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

TCF Financial Corporation (“TCF” or the “Company”) Chief Risk Officer Neil W. Brown has informed TCF that he resigned from the Company effective November 19, 2012.

The Risk Committee of TCF’s Board of Directors has asked David M. Stautz, Senior Vice President, Controller, and Managing Director of Corporate Development and the Company’s Principal Accounting Officer, to serve as the Chief Risk Officer for the Company on an interim basis effective November 23, 2012.  Mr. Stautz has accepted this assignment and will no longer serve as the Company’s Principal Accounting Officer, Controller and Managing Director of Corporate Development.

Susan D. Bode, age 49, currently Senior Vice President and Chief Accounting Officer of TCF National Bank, the Company’s wholly-owned bank subsidiary, has assumed the additional role of Principal Accounting Officer for the Company, effective November 23, 2012.  Prior to joining TCF National Bank in April 2010, Ms. Bode served as a Managing Director with the finance group of Residential Capital, LLC, a division of GMAC LLC engaged principally in mortgage financing activities, since 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCF FINANCIAL CORPORATION

/s/ William A. Cooper
William A. Cooper, Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Michael S. Jones
Michael S. Jones, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Susan D. Bode
Susan D. Bode, Senior Vice President (Principal Accounting Officer)

Dated: November 23, 2012